Exhibit 10.7

Purchase & Sales Contract

Contract No. 200505S01

Place of sign: Beijing

Party A: Sureland Industrial Fire Safety Co. Ltd.

Party B: Beijing Xinfangsheng Hardware Electric Products Co. Ltd.

According to the Contract Law of the People’s Republic of China, this contract is made by and between Party A and Party B through friendly negotiation, whereby Party A has agreed to buy and Party B agreed to sell relevant goods and materials (hereinafter referred to as the subject matter) and both parties have confirmed to jointly observe this contract signed with the following terms and conditions:

I. Name, specification, unit price of goods and delivery mode

1.	See annex 1 for the name, specification and unit price of the goods

2.	Add or delete other goods or services in annex 1 by approval of both parties.

3.	When the price of product needs to be adjusted with the price fluctuation of raw materials on market, both parties should make negotiations again and sign a new agreement for the price.

1.	The quotation will be implemented from May 8, 2005.

2.	Party B will confirm the name, specifications and model, quantity and the total sum of this contract according to the order list (or fax) offered by Party A.

II. Quality standard and technical requirement

1.	The quality of the goods involved in this agreement must meet relevant national or industrial standards.

III. Quality and service assurances of Party B and assurance period

1.	Party B will ensure the quantity, quality, process, design, specification, model and technical performance of the products provided to Party A to fully satisfy the requirements of the technical specifications of the contract.

2.	Party B will ensure the subject matter specified by the contract to be brand-new and complete and to be designed according to the standard specified. In addition, Party B will ensure the subject matter to have no defect caused by design, material or process.

3.	Party B will offer two copies of relevant national standard to Party A within one week after the contract is signed for the purpose of inspection for the product provided by Party B, and in the case of the enterprise standard that needs to be revised, Party B should feedback to Party A in time before revision.

4.	Assurance period of the products is 12 months after each batch of product in the contract is preliminarily inspected, and not later than 24 months after delivery of this batch in the case of the acceptance test affected for Party A’s account.

5.	During the assurance period, if there is any defect or damage of the products that is caused by Party B, the assurance period of the product repaired or replaced will be 12 months after being put into use again.

6.	If there is any defect or damage of the products that is caused by Party B, or the products don’t meet the requirements of technical specifications, or the technical document of Party B exists mistakes, or the technician of Party B perform or default in the course of installation and debugging, or the technician of Party B incorrectly directs in the course of trial run and acceptance test so that result in the damage of product and equipment, Party A will have the right to lodge a claim with Party B.

7.	If there is any subject matter or any tool and equipment that cannot work normally, Party B will positively cooperate to address the issues within 1 day in the assurance period and 3 days out of the assurance period when receiving the written or oral notice of Party A.

8.	The quality assurance and service content stipulated is as follows:

(1)	Offer training service: when required, Party B will give free trainings to user and operator.

a.	For the construction site of Party A in Beijing City, Party B will give technical direction and free training to the technicians of Party A when the products supplied have entered the site.

b.	For the construction site in other parts, Party B is responsible for mailing relevant training materials for free.

IV. Delivery mode and expenses:

1.	Party B will make the first batch of product arrive within 3 days and all products ordered arrive within 15 days after receiving the list of delivery provided by Party A.

2.	Expenses on transportation:

(1)	Party B is responsible for carrying the goods to the location (the headquarters of Sureland) specified by Party A within the time limit stipulated.

(2)	Party B is responsible for the expenses on treatment, packing, storage and transportation of the goods (including customs duty, tax and charges)

(3)	The carrier specified by Party B is responsible for loading and unloading of the goods.

3.	If Party B fails to ship the goods following the transportation mode specified by Party A on time so that make Party A have to ask Party B to take urgent (faster and more convenient) transportation mode, Party B will assume all expenses on urgent transportation in addition to speeding up shipping the goods as soon as possible.

V. Packing standard, supply and recovery of packing material

1.	Party B should adopt the firm packing resisting moisture, rainwater, rust, shock and erosion on the basis of different shapes and characteristics of the products in the contract, which should fit into repeated transport and inland transportation to ensure the security of the products and equipments.

2.	Party B should mark each batch of the goods in striking Chinese with the contract number and packing list.

3.	Party B should rapidly send the original bill of lading or other freight receipts to the consignee specified by Party A, on which clearly mark the correct classification.

4.	Shipping mark on packing and other marks for goods identification on the packing list and the bill of lading should be enough to make Party A easily identify.

5.	When the packing material needs to be recovered, Party B should claim in advance, otherwise, Party A will not think about its recovery.

VI. Standard and method of acceptance and inspection and treatment

1.	Within 30 days after Party A has received the goods, the quality inspection for the goods will be performed at the destination specified by Party A according to the technical standard and requirements (or agreement), in addition, a receiving record must be made on the basis of specification and quantity in the contract.

2.	Party A can make the following choices for the unqualified or lacking goods:

(1)	Deduct the quantity of the unqualified (or lacking) goods from the order in this contract.

(2)	Ask Party B to replace the unqualified (or lacking) goods.

(3)	Take other suitable rights or remedial measure for the unqualified goods.

If Party B fails to inform Party A of how to treat the unqualified goods in written form within 48 hours after Party A gives the notice of rejecting to accept the unqualified goods, Party A would have the right to treat the unqualified goods without any responsibility for Party B. In any case, however, Party A can ship back any unqualified goods to Party B, from which all expenses arisen will be Party B’s charge, and Party B is responsible for all losses caused by the unqualified goods and rapidly paying or compensating for all of the expenses of Party A on shipping back, storage or treatment of any unqualified goods. It is worth to be mentioned that Party A’s payment for any unqualified goods should not become the reason why Party A must accept the unqualified goods and should not restrict or damage any right of Party A or the right to take any remedial measure and also should not relieve Party B’s responsibility for the unqualified goods.

3.	Party A can make choice for additional quantity

(1)	Based on practical requirements of Party A’s customers and market, the additional quantity can be taken as the quantity in other contract without payment subject to this contract, and Party A should enjoy the benefits from reduction of price when Party B has reduced the price.

(2)	Party A needs not to pay for the additional quantity of goods not specified in the contract.

4.	Party A should narrow the gap between materials order and practical demand of project as much as possible, and when Party A has asked to return the excessive goods, Party B will agree to settle up based on 80% contract price in the case of the quantity returned is no more than 10% of the quantity ordered and the goods have not been damaged; otherwise, Party B will not agree to take the goods back.

VII. Random materials and tools:

1.	Offer technical data in accordance to requirements: Relevant materials such as direction of installation and application, certification of product quality, test report etc.

2.	Party A can purchase by itself the trenching machine and opening knife or purchase them from Party B with the price will be quoted separately.

VIII. Settlement mode and time limit

1.	Based on the schedule offered by Party A and on the quantity actually received, the sum will be paid in a lump within 30 days after the goods arriving at the site is inspected as the qualified and the invoice is put into account.

2.	Be subject to the sum in each order list and issue value added tax invoice.

IX. Responsibilities of default

1.

When Party A asks to return the goods because that the breed, specification, quantity and quality of the goods provided by Party B do not meet the requirements of Party A or the goods cannot satisfy the technical requirement in the course of application, Party B will return the payment for the goods to Party A and assume economic losses and all expenses of Party A in return of goods.

2.	In the case of failing to deliver the goods on time (excluding force majeure), Party B will pay a penal sum of 1% total payment for the goods to Party A on the daily basis, and assume all losses of Party A for that reason.

3.	In the case of the damage for subject matter of the contract caused by careless packing and protective measures taken by Party B or the damage caused in transportation, Party B will assume the losses arisen from the treatment as the unqualified materials.

4.	If the products are shipped to other place or other receiving unit (or person) by mistakes for Party B’s account, Party B will be responsible for additional freight and other expenses besides take charge in shipping the goods to the specified location or receiving unit (or person).

X. Settlement of dispute

For any dispute on this contract, both parties should negotiate with each other for settlement, if the negotiation fails, the dispute will be addressed according to the second mode shown as follows (only one can be chosen):

1.	Submit to Beijing Arbitration Commission for arbitration.

2.	Go to Shunyi District People’s Court in accordance to the law.

XI. Others

1.	If there is any terms and conditions in the contract that is invalid or unable to be performed, which will be taken as being modified or deleted within the scope of law, regulations, rules, statues or stipulations, and the rest will continue to be valid.

2.

If the contract cannot be performed due to force majeure without any mistake or neglect of Party B, which will not be responsible for any late implementation or default of this contract that is arisen form this incident within the continuous period of this incident at the premise of Party B should inform Party A of this delay (including predicted term of delay) within three days after this incident occurs. This kind of incident includes but not limited to: natural calamity, fire, flood, storm, severe weather, explosion, disturbance, war, destructive activities, labor dispute (including blockade, strike and work to rule), equipment failure and power supply discontinuity etc.

3.	This contract is made in duplicates, and each party keeps one cope, which will be in effect after being stamped.

4.	The valid term of this contract is from May 8, 2005 to May 8, 2006.

XII. Annexes

1.	Quotation of the trenching mechanical joint piping system.

2.	Standard format of purchase contract.

Party A: Sureland Industrial Fire Safety Co. Ltd.	Party B: Beijing Xinfangsheng Hardware Electric Products Co. Ltd.

Address: Nanbanbidian Industry District Liqiao town, Shunyi District, Beijing	Address: No. 289, Sihezhuang, Huaxiangqiao Fengtai District, Beijing

Legal representative:	Legal representative:

Authorized agent:	Authorized agent:

Bank of deposit: Tianzhu Sub-office of Shunyi Branch of Agricultural Bank	Bank of deposit:

Account number: 120701040003145	Account number:

Tel: 010-81461255	Tel: 010-8362225

Date of sign:	Date of sign: